SECTION 906 CERTIFICATION

Arthur D. Ally, President and Treasurer of the Timothy Plan (the “Registrant”), certifies to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2008 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Treasurer
Timothy Plan	Timothy Plan

/s/ Arthur D. Ally	/s/ Arthur D. Ally

Arthur D. Ally	Arthur D. Ally
Date: 8/28/2008	Date: 8/28/2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Timothy Plan and will be retained by the Timothy Plan and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.